EXHIBIT A
AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 13, 2019	734 INVESTORS, LLC
By: Arlon Valencia Holdings LLC Its: Managing Member

	By:	/s/ Michael R. Mayberry
	Name:	Michael R. Mayberry
	Title:	Authorized Signatory

ARLON VALENCIA HOLDINGS LLC

	By:	/s/ Michael R. Mayberry
	Name:	Michael R. Mayberry
	Title:	Authorized Signatory

ARLON FOOD AND AGRICULTURE PARTNERS LP By: Arlon Food and Agriculture Associates LLC Its: General Partner

	By:	/s/ Michael R. Mayberry
	Name:	Michael R. Mayberry
	Title:	Secretary

ARLON FOOD AND AGRICULTURE ASSOCIATES LLC

	By:	/s/ Michael R. Mayberry
	Name:	Michael R. Mayberry
	Title:	Secretary

ARLON FOOD AND AGRICULTURE HOLDINGS LLC

	By:	/s/ Michael R. Mayberry
	Name:	Michael R. Mayberry
	Title:	Secretary

CONTINENTAL GRAIN COMPANY

	By:	/s/ Michael R. Mayberry
	Name:	Michael R. Mayberry
	Title:	Senior Vice President - Legal

PAUL J. FRIBOURG

	By:	/s/ Paul J. Fribourg